Exhibit 4.19

(Date of Issuance)

JPMorgan Chase & Co. , (the “Issuer”), a corporation organized and existing under the laws of the [State or Commonwealth] of Delaware , for value received, hereby promises to pay to Cede & Co. or its registered assigns: (i) on each principal payment date, including each amortization date, redemption date, repayment date, maturity date, and extended maturity date, as applicable, of each obligation identified on the records of the Issuer (which records are maintained by JPMorgan Chase Bank, National Association (the “Paying Agent”)),* the principal amount then due and payable for each such obligation, and (ii) on each interest payment date, if any, the interest then due and payable on the principal amount for each such obligation. Payment shall be made by wire transfer of United States dollars to the registered owner, or in immediately available funds or the equivalent to a party as authorized by the registered owner and in the currency other than United States dollars as provided for in each such obligation, by the Paying Agent without the necessity of presentation and surrender of this Master Note.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS MASTER NOTE SET FORTH ON THE REVERSE HEREOF AND TO THE TERMS OF THE PROSPECTUS SUPPLEMENT AND PRICING SUPPLEMENT(S), WHICH ARE INCORPORATED HEREIN BY REFERENCE.

This Master Note is a valid and binding obligation of the Issuer.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal.

ATTEST:		JPMorgan Chase & Co.
(Issuer)

By:
(Signature)		(Authorized Officer’s Signature)

(Printed Name and Title)		(Printed Name and Title)

[Seal]
*as being evidenced by this Master Note

U.S. Bank Trust National Association
(Trustee)

By:
(Authorized Officer’s Signature)

(Printed Name and Title)

This Master Note evidences indebtedness of the Issuer of a single Series	B
(Series Designator)

and Rank	**
(Secured Senior or Junior, or Unsecured Senior, Senior Subordinated or Junior Subordinated)

(the “Debt Obligations”), all issued or to be issued under and pursuant to an Indenture dated as of April 1987, as amended and restated as of December 15, 1992, and as amended by the Second Supplemental Indenture dated as of October 8, 1996, and the Third Supplemental Indenture dated as of December 29, 2000, (the “Indenture”), duly executed and delivered by the Issuer to U.S. Bank Trust National Association (formerly First Trust of New York, National Association), as trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, duties, and immunities thereunder of the Trustee and the rights thereunder of the holders of the Debt Obligations. As provided in the Indenture, the Debt Obligations may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and events of default, and may otherwise vary as in the Indenture provided or permitted. The Debt Obligations aggregated with any other indebtedness of the Issuer of this Series are limited (except as provided in the Indenture) to the principal amount of $5,000,000,000 designated as the Medium-Term Notes of the Issuer Due 9 Months or more Years from Date of Issue. No reference herein to the Indenture and no provision of this Master Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest, if any, on each obligation at the times, places, and rates, and in the coin or currency, identified on the records of the Issuer.

RIDER B

At the request of the registered owner, the Issuer shall promptly issue and deliver one or more separate note certificates evidencing each obligation evidenced by this Master Note. As of the date any such note certificate or certificates are issued, the obligations which are evidenced thereby shall no longer be evidenced by this Master Note.

RIDER C

======================================================================================================

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto

(Name, Address, and Taxpayer Identification Number of Assignee)

the Master Note and all rights thereunder, hereby irrevocably constituting and appointing                                                           attorney to transfer said Master Note on the books of the Issuer with full power of substitution in the premises.

Dated:
(Signature)
Signature(s) Guaranteed:	NOTICE: The signature on this assignment must correspond with the name as written upon the face of this Master Note, in every particular, without alteration or enlargement or any change whatsoever.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer or its Agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC). ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

**	Subordinated, which are designated JPMorgan Chase Subordinated Notes, Series B, due Nine Months or More from the Date of Issue.